CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated May 14, 2009 included in Amendment No. 2 to Form S-4, Registration Statement and related Information Statement/Prospectus of Charmed Homes Inc., for the registration of shares of its common stock. We also consent to the reference to our firm under the caption “Experts”.

Minneapolis, Minnesota
August 5, 2009